NEWS RELEASE For More Information: Jason Gingerich, VP, Investor Relations 800-282-6242 • 512-879-5101 • JasonGingerich@ProAssurance.com

ProAssurance Declares Quarterly Dividend
BIRMINGHAM, AL – (BUSINESSWIRE) – March 8, 2023 Today the board of directors of ProAssurance Corporation (NYSE:PRA) declared a cash dividend of $0.05 per common share, payable on April 13, 2023 to shareholders of record as of March 29, 2023.
Our dividend policy anticipates a total annual dividend of $0.20 per share paid in equal quarterly installments. However, any decision to pay future cash dividends will be subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations, and other factors deemed relevant by the Board.
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. ProAssurance Group is rated “A” (Excellent) by AM Best; NORCAL Group is rated “A-” (Excellent) by AM Best. ProAssurance and its operating subsidiaries are rated “A-” (Strong) by Fitch Ratings.
For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.

Caution Regarding Forward-Looking Statements
Any statements in this news release that are not historical facts are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to significant risks, assumptions and uncertainties that could cause actual results to differ materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions.
Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of agents or brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake and specifically declines any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
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